Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28250, 33-58723, 333-50719, 333-86306, 333-69331, 333-91519, 333-91521, 333-43348) and Form S-3 (Nos. 333-61583, 333-86330) of SunTrust Banks, Inc. of our report dated January 24, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Atlanta, Georgia
March 5, 2003